     As filed with the Securities and Exchange Commission on June 13, 1997.
                             Subject to amendment.
                                                     Registration No. 333-

==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             NORTON MCNAUGHTON, INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                             13-3747173
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation                                        Identification No.)
     or organization)


                               463 Seventh Avenue
                            New York, New York 10018
                    (Address of principal executive offices)


                             NORTON MCNAUGHTON, INC.
                           EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plan)


                                 PETER BONEPARTH
                                    President
                             Norton McNaughton, Inc.
                               463 Seventh Avenue
                            New York, New York 10018
                                 (212) 947-2960
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                              BRADLEY P. COST, ESQ.
                                 Haythe & Curley
                                 237 Park Avenue
                            New York, New York 10017


        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective.


                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                             Proposed
   Title of                                    Proposed maximum              maximum                 Amount of
securities to            Amount to                 offering                 aggregate              registration
be registered          be registered           price per share*          offering price*               fee*
-------------          -------------           ----------------          --------------               -----
Common Stock              700,000                   $5.50                   $3,850,000               $1,166.55
($.01 par
value)
================================================================================================================

*Computed in accordance with Rule 457(h)(1).
==============================================================================




                               Page 1 of 27 pages

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The Company hereby states that (i) the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1996.

                  (b) Quarterly Report on Form 10-Q for the quarter ended February 1, 1997.

                  (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (No. 34-23440) filed February 17, 1994.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Bradley P. Cost, Esq., a partner in the law firm of Haythe & Curley, the Company's counsel, is a director of the Company. As of May 31, 1997, Mr. Cost held options under the Company's 1994 Stock Option Plan to purchase 25,000 shares of the Company's Common Stock.

Item 6.           Indemnification of Directors and Officers.

                  Under Section 145 of the Delaware General Corporation Law, as amended, the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of such person's being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

                  The Company's Certificate of Incorporation contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

                  The Company's Certificate of Incorporation also provides that the Company will indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoints Sanford Greenberg and Peter Boneparth as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 28th day of May, 1997.

                                           NORTON MCNAUGHTON, INC.



                                           By /s/ Sanford Greenberg
                                           ------------------------------
                                             Sanford Greenberg
                                             Chief Executive Officer and
                                               Vice Chairman of the Board


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                         Date
         ---------                                    -----                                         ----


 /s/ Sanford Greenberg                      Vice Chairman of the Board,                          May 28, 1997
----------------------
Sanford Greenberg                           Chief Executive Officer
                                            and Director (Principal
                                            Executive Officer)


 /s/ Peter Boneparth                        President, Chief Operating                           May 28, 1997
----------------------
Peter Boneparth                             Officer and Director


 /s/ Norton Sperling                        Vice Chairman of the Board                           May 28, 1997
----------------------
Norton Sperling                             and Director

         Signature                                Title                                            Date
         ---------                                -----                                            ----


          /s/ Amanda J. Bokman              Chief Financial                                      May 28, 1997
         ----------------------
         Amanda J. Bokman                   Officer and Director
                                            (Principal Financial
                                            Officer and Principal
                                            Accounting Officer)



          /s/ David M. Blumberg             Director                                             May 28, 1997
         ----------------------
         David M. Blumberg


          /s/ Robert Mann                   Director                                             May 28, 1997
         ----------------------
         Robert Mann


          /s/ Bradley P. Cost               Director                                             May 28, 1997
         ----------------------
         Bradley P. Cost


          /s/ Jerald S. Politzer            Director                                             May 28, 1997
         -----------------------
         Jerald S. Politzer

                               CONSENT OF COUNSEL


                  The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Norton McNaughton, Inc. Executive Stock Option Plan of our report dated December 16, 1996, with respect to the consolidated financial statements and schedule of Norton McNaughton, Inc. included in its Annual Report (Form 10-K) for the year ended November 2, 1996, filed with the Securities and Exchange Commission.


                                ERNST & YOUNG LLP



New York, New York
June 10, 1997

                                INDEX TO EXHIBITS




      Number             Description of Exhibit                         Page
      ------             ----------------------                         ----
 4(i)                -   Employment Agreement dated                      --
                         April 30, 1997 between Norton
                         McNaughton, Inc. and Peter
                         Boneparth

 5                   -   Opinion of Haythe & Curley                      --

23(i)                -   Consent of Ernst & Young, LLP,                  --
                         Independent Auditors (see
                         "Consent of Independent
                         Auditors" in the Registration
                         Statement)

23(ii)               -   Consent of Haythe & Curley                      --
                         (contained in Exhibit 5)

24                   -   Power of Attorney (see "Power of                --
                         Attorney" in the Registration
                         Statement)